UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:   (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

d
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Steven Dyson

The Board of Directors (the “Board”) of Zynex, Inc. (the “Company”) appointed Steven Dyson to serve as Chief Executive Officer of the Company, effective August 18, 2025. Mr. Dyson will succeed Thomas Sandgaard, who chose to retire his position as Chief Executive Officer, also effective August 18, 2025.

Mr. Sandgaard will remain actively involved with the Company in his continuing roles as Chairman of the Board and Chair of the Board’s Technology Committee.

Mr. Dyson, 52, brings over 25 years of experience in global healthcare investment and the medical technology sector. From 2012 to 2025, Mr. Dyson served as Global Co-Head of Healthcare at Apax Partners, based in London, where he led numerous investments in medical technology, biopharmaceuticals and healthcare services. Prior to that, from 2000 to 2012, he held various other roles at Apax Partners in both investment and operational capacities. Mr. Dyson holds a Ph.D. in Developmental Biology from the University of Cambridge (UK) and an M.A. in Biochemistry from the University of Oxford (UK).

In connection with his appointment as Chief Executive Officer, on May 23, 2025, Mr. Dyson entered into an employment agreement with the Company (the “Agreement”) pursuant to which his employment with the Company would commence on August 18, 2025. Pursuant to the Agreement, the Company agreed to pay Mr. Dyson an initial annual base salary of $750,000 and will be eligible for an annual discretionary bonus equal to up to one hundred percent (100%) of his base salary, subject to achievement of certain performance criteria established by the Compensation Committee of the Company’s Board of Directors. Mr. Dyson will also be entitled to participate in the Company’s employee benefit plans generally available to executive officers. In lieu of an initial and annual equity grants, Mr. Dyson will also be entitled to receive a success fee (as defined in the Agreement) in the event of a change of control of the Company (as defined in the Agreement). Mr. Dyson’s right to the success fee vests on each quarterly anniversary of his start date at the Company. The Agreement provides for certain benefits and payments to be made upon a termination of the Agreement as set forth therein. The Agreement includes certain restrictive covenants, including non-solicitation of employees and covenants not to compete.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference as if fully set forth herein.

There are no arrangements or understandings between Mr. Dyson and any other person pursuant to which he was appointed as Chief Executive Officer of the Company. There are no family relationships between Mr. Dyson and any director or executive officer of the Company, and he has no material, direct or indirect, interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

Effective June 30, 2025, the Company entered into a new form of Indemnification Agreement with each of its officers and directors. A copy of the Indemnification Agreement is attached hereto as Exhibit 10.2.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company, dated June 30, 2025, relating to Mr. Dyson’s appointment as the Chief Executive Officer of the Company is attached hereto as Exhibit 99.1 to this Form 8-K.

The information under this Item 7.01 and the press release attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated May 23, 2025, between Zynex, Inc. and Steven Dyson

10.2	Form of Indemnification Agreement

99.1	Press Release of Zynex, Inc., dated June 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNEX, INC.

Date: July 2, 2025	By:	/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer